Exhibit 3.179
VOCA CORPORATION OF WEST VIRGINIA, INC.
BYLAWS
ARTICLE I
     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect dir- — v at or within such time, shall not work forfeiture or a dissolution of the Corporation and shall not otherwise affect valid corporate acts.
     Section 2. Special Meetings. Special meetings of stockholders, other than those regulated by statute, may be called at any time by a majority of the Directors or the president and secretary, and must be called by the president upon written request of the holders of 10 per cent of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place within or without the State of Ohio, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given not less than five nor more than forty days before the date set for the meeting. The notice shall be given to each stockholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. Notice of special meetings may be waived by submitting a signed waiver or by attendance at the meeting.
     Section 3. Notice of Meetings. Notice of either annual or special meetings of the stockholders shall be given by mailing to each stockholder of record at his last known post office address, postage prepaid, at least five days prior to the date of the meeting, a written notice thereof, or by notice by publication once a week for two successive weeks in some newspaper of general circulation published in the City of Columbus, State of Ohio. Such notice shall state the time and place of the meeting. The call for the meeting, if made by stockholders, shall be signed by the stockholders making the call. If the call be made by the Board of Directors, it shall be signed by the president, a vice-president or the secretary of the corporation. If the call be made by the president and secretary, it shall be signed by both of them. The notice of special meetings of the stockholders shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at any such meeting. Notice of the time, place or purpose of any meeting of stockholders may be dispensed with if each stockholder shall attend either in person or by proxy or if every absent stockholder shall, in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice, any such meeting may be held at any time and place that the stockholders agree upon.
     Section 4. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting originally called.
     Section 5. Record Date. The Directors may fix in advance a date not less than five nor more than forty days prior to the date of any meeting of the stockholders, or any dividend payment date or any date for the allotment of rights as the record date for the determination of stockholders.
     Section 6. Voting. In all elections of Directors, such stockholder shall have the right to cast one vote for each share of stock owned by him and entitled to a vote, and he may cast the same in person or by proxy, for as many persons as there are Directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the Directors shall not be elected in any other manner; and on any other meeting of stockholders, a stockholder shall be entitled to vote at such meeting by person or by proxy. Except as otherwise recorded by law or the Certificate of Incorporation or in these bylaws, every stockholder shall be entitled to one vote for each share standing in his name on the record of stockholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by a vote of a majority of the votes cast at a meeting of stockholders.
     Section 7. Waiver of Notice. No notice to stockholders shall be required when all the stockholders entitled to vote waive notice in person or by proxy before or after any meeting, special or general. Such waiver shall be in writing and filed as a part of the records of the meeting.
     Section 8. Proxy. Every proxy must be dated and signed by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution unless the proxy specifically confers the right to vote for a longer period, and then only within the period specified. Every proxy shall be revocable at the pleasure of the stockholder executing it, except where an irrevocable proxy is permitted by statute.
     Section 9. Consents. Whenever by a provision of statute or of the Certificate of Incorporation or by these bylaws the vote of stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of stockholders may be dispensed with, if every stockholder who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action’s being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all stockholders entitled to vote at a meeting of such stockholders duly called and legally held. In the event that the action, which is agreed to as aforesaid, is such as would have required the filing of a certificate under any provisions of law, if such action had been voted upon by the stockholders at a meeting, the certificate filed under such sections shall state that written agreement has been executed in lieu of stating that the stockholders voted upon the corporate action in question, if such aforementioned statement is required thereby, and such certificate shall have the same force and effect under all provisions of law as if the action had been taken by the unanimous vote of all stockholders entitled to vote, at a meeting duly called and legally held.
     Section 10. Annual Report. The president shall annually prepare a full and true statement of the affairs of the corporation, which shall be submitted at the annual meeting of the stockholders and filed within twenty days thereafter in the principal office of the corporation at Columbus, Ohio, where it shall, during the usual business hours of each secular day be open for inspection by any stockholder of the corporation.
ARTICLE II
DIRECTORS
     Section l. Qualification. The Board of Directors shall be elected at the annual meeting of the stockholders for the term of one year and shall hold office until their successors are elected.
     Section 2. Manner of Election. The Board of Directors shall consist of four (4) members. The Directors shall be elected at an annual meeting of the stockholders in the manner prescribed by Article I, Section 6, of these bylaws, and except as herein otherwise provided, the Directors shall have the power to increase. the number of Directors over the amount fixed by these bylaws by a proper resolution and to fill the vacancies created by such increases.
     Section 3. Term of Office. The term of office of each Director .shall be until the next annual meeting of the stockholders and until his successor has been duly elected and has qualified.
     Section 4. Election of Officers. The Board of Directors shall elect from within their number a president. The Board shall also elect from within or without their number one or more vice-presidents, a secretary, a treasurer, and all such other officers and agents as they may deem proper. The Board shall have the authority to fix the salaries of all officers and agents, whether such officers and agents be Directors or not. All officers and agents elected by the Board shall hold office during the pleasure of the Board, and any officer may be removed with or without cause by the vote of a majority of the Board of Directors.
     Section 5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, except herein otherwise provided. Any number less than a quorum present may adjourn any Director’s meeting until a quorum is present.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board may from time to time designate, by resolution. The annual meeting of the Board for the election of officers shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the president, a vice-president, or any two Directors to be held at such time and place and for such purposes as shall be specified in the notice.

     Section 8. Notice of Meetings. Telegraphic or written notice of every meeting of the Board of Directors shall be duly given to each Director not less than two days before such meeting. Notice of the time, place or purpose of any meeting of the Board may be dispensed with if every Director shall attend in person, or if every absent Director shall, in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice. Any provision of these bylaws to the contrary notwithstanding, a meeting of the Board of Directors may be held immediately following the adjournment of any meeting of the stockholders, and no notice need be given for any such meeting of the Board of Directors.
     Section 9. Chairman of the Board. The president of the corporation shall be Chairman of the Board of Directors, preside at all meetings of the Board of Directors and perform such other duties as may be designated by the Board.
     Section 10. Consents. Whenever by a provision of statute or of the Certificate of Incorporation or by these bylaws the vote of Directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of Directors may be dispensed with, if every Director who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action’s being taken, and such agreement shall have the like effect and validity as though the action were duly taken by the unanimous action of all Directors entitled to vote at a meeting of such Directors duly called and legally held. In the event that the action, which is agreed to as aforesaid, is such as would have required the filing of a certificate under any provisions of law, if such action had been voted upon by the Directors at a meeting, the certificate filed under such sections shall state that written agreement has been executed in lieu of stating that the Directors voted upon the corporate action in question, if such aforementioned statement is required thereby, and such certificate shall have the same force and effect under all provisions of law as if the action had been taken by the unanimous vote of all the Directors entitled to’ vote, at a meeting duly called and legally held.
     Section 11. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each to consist of two or more of the Directors, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and the affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Such committee may act by a majority of its members at a meeting or by a writing signed by all of its members ad filed with the minutes of proceedings of the Board.
     Section 12. Powers of Directors. The Board of Directors may exercise all of the powers of the corporation except such as are by law or by the Charter or by the bylaws conferred upon or reserved to the stockholders. It shall also have the power to fix the compensation of the officers elected or appointed by it; to purchase or otherwise acquire for the corporation any property rights or privileges which the corporation is authorized to acquire, at such price and such terms and conditions. and for such consideration as the Board may think fit; and to pay for any property or rights acquired by the corporation either wholly or partially in money, stocks, bonds, debentures or other securities or property of the corporation; to exchange any property of the corporation for other property upon such terms and conditions as the Board may think proper; to sell or otherwise dispose of any property owned by the corporation and not necessary for carrying on the business of the corporation, and upon such terms and conditions and for such consideration as the Board may deem proper. The Board may also confer on any officers of the corporation the right to choose, remove or suspend any subordinate officer, agent or employee. The Directors shall further have the power to fix Directors’ fees from time to. time in such amounts as the Directors shall deem proper.
     Section 13. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise shall be filled promptly by a majority vote of the remaining Directors at a special meeting which shall be called for that purpose within thirty days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor.
     Section 14. Removal of Directors . Any Director may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the Director sought to be removed, at any meeting. Except as otherwise prescribed by statute, a Director may be removed for cause by vote of a majority of the entire Board.
     Section 15. Resignation. Any Director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.
     Section 16. Voting. No member of the Board of Directors shall vote on a question in which he is interested otherwise than as a stockholder, except the election of a president or other officer or employee, or be present at the Board while the same is being considered; but if his retirement from the Board in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain. On any question the names of those voting each way shall be entered on the record of their proceedings if any member at the time requires it.
     Section 17. Depositories. The Board of Directors shall have the power to designate the bank in which corporate funds and securities shall be deposited.
     Section 18. Bonds for Officers. The Board of Directors may require any officer of the corporation whose duties involve the handling of its funds, or a part thereof, to furnish proper bonds, such bond to be in a penalty to be prescribed by the Board.
ARTICLE III
OFFICERS
     Section 1. Executive Officers. The executive officers of the corporation shall be a president, one or more vice presidents as the Board of Directors may fix from time to time by proper resolutions; a secretary and a treasurer, all of whom shall be chosen by the Board of Directors as provided for in Section 4 of Article II of these bylaws. Any two (2) of the above-named offices, except those of president and vice-president, may be held by the same person, but no officer shall execute an acknowledgment or verify any instrument in more than one (1)

capacity, if such instrument is required by law of by these bylaws to be executed, acknowledged, verified or countersigned by two (2) or more officers. The Board may, by resolution, provide for an assistant secretary and an assistant treasurer, and may also elect or appoint such other officers, agents and employees as the Board may seem proper.
     Section 2. Powers and Duties. The duties and powers of the officers of the corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:
President
          A. The president shall preside at all meetings of the Board of Directors. He shall also preside at all meetings of the stockholders.
          B. He shall present at each annual meeting of the stockholders and Directors a report of the condition of the business of the corporation.
          C. He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with the requirements of the statute and of these bylaws.
          D. He shall appoint, discharge and fix the compensation of all employees and agents of the corporation other than the duly elected officers, subject to the approval of the Board of Directors.
          E. He shall sign and execute all contracts in the name of the corporation, and all notes, drafts, or other orders for the payment of money.
          F. He shall sign all certificates representing shares.
          G. He shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.
          H. He shall enforce these bylaws and perform all the duties incident to his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the corporation.
Vice-President
     During the absence or incapacity of the president, the vice-president in order of seniority of election shall perform the duties of the president, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of president and shall perform such duties and functions as the Board may prescribe.
Secretary
          A. The secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

          B. He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the stockholders of the corporation.
          C. He shall be custodian of the records and seal of the corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.
          D. He shall keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all persons who are stockholders of the corporation showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book and record and the minutes of the proceedings of its stockholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and Directors of the corporation and their resident addresses.
          E. He shall sign all certificates representing shares and affix the corporate seal thereto.
          F. He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.
          G. He shall perform all the duties incident to the office of secretary of the corporation.
Treasurer
          A. The treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks or safe deposit companies as the Board of Directors may designate. The Board of Directors, by appropriate resolution, may appoint as many persons to act as assistant treasurers as the Board may, in its discretion, deem advisable. Such assistant treasurers shall be qualified to serve as assistant treasurers without limitation resulting from holding other corporate offices. Such assistant treasurers, if any, shall have the same powers and authority as the treasurer.
          B. The treasurer, or his assistant treasurers, shall make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the president and the Board of Directors.
          C. He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any Director upon application at the office of the corporation during business hours.
          D. He shall render a report of the condition of the finances of the corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him, and he shall make a full financial report at the annual meeting of the stockholders.

          E. He shall further perform all duties incident to the office of treasurer of the corporation.
          F. If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.
Other Officers
     Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.
     Section 3. Corporate Acknowledgments. The corporation may acknowledge any instrument required by law to be acknowledged by its attorney appointed to serve, and such appointment may be embodied in the deed or instrument to be acknowledged, or be made by a separate instrument, or such deed or other instrument may be acknowledged by the president or a vice-president of the corporation without such appointment, or in any manner provided by law.
ARTICLE IV
CAPITAL STOCK
     Section 1. Certificates. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the president or the vice-president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and sealed with the seal of the corporation or a facsimile. In. case it shall be necessary to issue stock to the president, a vice-president shall take the place of the president, and if stock is to be issued to the secretary, a vice-president shall take the place of the secretary. The president shall sign and the secretary countersign certificates of stock issued to any vice-president. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder’s name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.
     Section 2. Issuing Stock and Fixing Value. The Board of Directors of this corporation may issue the shares of its capital stock from time to time for such considerations as the Board may deem advisable. If the stock is issued for consideration other than cash, the Directors shall by resolution state their opinion of the actual value of any consideration other than cash for which such stock is issued.
     Section 3. Title. Title to a certificate and to the shares represented thereby may be transferred only (a) by delivery of the certificate endorsed, either in blank or to a specific person, by the person appearing by the certificate to be the owner of the shares represented thereby; or (b) by delivery of the certificate and separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, to be signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.
     Section 4. Lost Certificates. A new certificate may be issued in lieu of one lost or destroyed without requiring publication of notice of loss and the cost of said publication applied on a bond of proportionately (increased penalty in any case where such procedure is agreed to by said holder of record and deemed adequate by the Board of Directors. A new certificate may also be issued in the discretion of the Board without requiring either the publication of notice of loss or the giving of a bond; and upon such other conditions as may be agreed to by said holder of record and deemed adequate by the Board for the protection of the corporation and its stockholders.
ARTICLE V
FISCAL YEAR AND CORPORATE SEAL
     Section 1. Fiscal Year. The fiscal year of the corporation shall ,begin on the 1st day of March and shall end on the last day of February of each year.
     Section 2. Corporate Seal. The Board of Directors shall provide a suitable seal containing the name of the corporation, which seal shall be in the charge and custody of the secretary and/or treasurer.
ARTICLE VI
DIVIDENDS
     Section 1. Dividends. The Board of Directors may from time to time declare and pay dividends from the surplus or any profits of the corporation, whenever they shall deem it expedient in the exercise of discretion and in conformity with the provisions upon which the capital stock of the corporation has been issued. If any stockholder shall be indebted to the corporation, his dividend, or so much as is necessary thereof, may be applied to the payment of such indebtedness, if then due and payable.
     Section 2. Working Capital. The Board of Directors may fix a sum which may be set aside or reserved over and above the corporation’s capital stock paid in as a working capital for the corporation, and from time to time the Board may increase, diminish and vary the same in its absolute judgment and discretion.
ARTICLE VII
BILLS, NOTES, ETC.
     Section 1. Execution. All checks and drafts of the corporation, bank accounts, and all bills of exchange, promissory notes, and all acceptances, obligations and other instruments for the payment of money shall be made in the name of the corporation and shall be signed and countersigned by such officers as the Board of Directors by resolution from time to time may designate.

     No officer of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the corporation, except as herein expressly prescribed and provided.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Indemnification of Directors and Officers. Any Director or Officer shall be indemnified by the corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, civil or criminal, in which he is a party by reason of being or having been such Director or Officer, except in relation to matters as to which he would be adjudged in such action, suit, or proceeding, to be liable for negligence or misconduct in the performance of any duty to the corporation.
ARTICLE IX
AMENDMENTS
     Section 1. Manner of Amending. These bylaws may be altered, amended, repealed, or added to by the affirmative vote in the election of any Director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record entitled to vote at such meeting at his last-known post office address at least five (5) days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such bylaws. Only such changes shall be made as have been specified in the notice. The bylaws may also be altered, amended, repealed or new bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any bylaws adopted by the Board may be altered, amended, or repealed by the stockholders.